EXHIBIT 4

OHIO VALLEY BANC CORP.
420 Third Avenue, PO Box 240
Gallipolis, OH  45631
(740) 446-2631

March 15, 2012

Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C.  20549

RE: Ohio Valley Banc Corp. – Form 10-K for the fiscal year ended December 31, 2011

Gentlemen:

Ohio Valley Banc Corp., an Ohio corporation (“Ohio Valley”), is today filing an Annual Report on Form 10-K for the fiscal year ended December 31, 2011 (the “Form 10-K”), as executed on March 15, 2012.

Pursuant to the instructions relating to the Exhibits in Item 601(b)(4)(iii) of Regulation S-K, Ohio Valley hereby agrees to furnish the Commission, upon request, copies of instruments and agreements defining the rights of holders of its long-term debt and of the long-term debt of its consolidated subsidiaries, which are not being filed as exhibits to the Form 10-K.  No such instrument represents long-term debt in excess of 10% of the total assets of Ohio Valley Banc Corp. and its subsidiaries on a consolidated basis.

Very truly yours,

/s/ Jeffrey E. Smith
Jeffrey E. Smith
Chairman and CEO
Ohio Valley Banc Corp.